SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)      November 11, 1994

Florida East Coast Industries, Inc.
(Exact name of Registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

        2-89530                                        59-2349968
(Commission File Number)                   (IRS Employer Identification No.)

1650 Prudential Drive, Jacksonville, Florida              32207
(Address of principal executive office)                (Zip Code)

Registrant's telephone number, including area code:   904-396-6600

                                 N O N E
       (Former name or former address, if changed since last report)

ITEM 5.              OTHER MATERIALLY IMPORTANT EVENTS
======================================================
On Tuesday, November 8, 1994, the Interstate Commerce Commission (the "ICC") voted to grant a petition by CSX Transportation Company seeking removal of certain conditions which governed the merger of the Seaboard Airline Company and the Atlantic CoastLine Railroad. The Florida East Coast Railway Company (the "Company") opposed the petition on the ground that the requested action would be anti-competitive and would be detrimental to the Company.

While the Company continues to believe that the merger conditions promoted rail competition in Florida, at this time it cannot state with any certainty what impact the action of the ICC will have upon the Company. The Company has the right to appeal the final order of the ICC and will reserve its determination as to further action until the ICC issues its decision and order. The ICC did not indicate the date on which the decision and order will be issued.

                                   SIGNATURE
                                   =========

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       FLORIDA EAST COAST INDUSTRIES, INC.

                           BY:  s/s  T. Neal Smith
                                     Vice President & Secretary

Dated:  November 11, 1994